UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 20, 2006

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 20, 2006, Amgen Inc. (the “Company”) issued a press release announcing its unaudited results of operations and financial condition for the three and six months ended June 30, 2006. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three months and six months ended June 30, 2006 and June 30, 2005. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three and six months ended June 30, 2006

For the three and six months ended June 30, 2006, the Company’s adjustments to GAAP financial measures relate to amounts associated with the impact of expensing stock options in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) and with the Company’s acquisitions of Abgenix, Inc. (“Abgenix”) in April 2006 (the “Abgenix Acquisition”), Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”).

For the three and six months ended June 30, 2006, the Company reported non-GAAP financial results for cost of sales (“COS”) expense, research and development (“R&D”) expense, selling, general and administrative (“SG&A”) expense and diluted shares used in the calculation of adjusted earnings per share. COS expense, R&D expense and SG&A expense were adjusted to exclude the effects of expensing stock options in accordance with SFAS No. 123R. Diluted shares used in the calculation of adjusted diluted earnings per were also adjusted to exclude the effects of adopting SFAS No. 123R. The Company believes that excluding the impact of expensing stock options and the related effect of adopting SFAS No. 123R will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2006, R&D expense was also adjusted to exclude the ongoing, non-cash amortization of the intangible asset, XenoMouse® technology, associated with the Abgenix Acquisition (the “Abgenix Intangible Asset Amortization”), to exclude incremental compensation provided to certain Abgenix employees associated with their retention and to exclude incremental compensation provided to certain Tularik employees associated with their retention for the applicable period. For the three and six months ended June 30, 2006, SG&A expense was also adjusted to exclude incremental compensation provided to certain Abgenix employees associated with their retention. The Company believes that excluding the Abgenix Intangible Asset Amortization treats the asset as if the Company had developed it internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company also believes that excluding Abgenix and Tularik incremental compensation provides supplemental measures that will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2006, the Company reported non-GAAP adjusted provisions for income taxes, adjusted net income and adjusted earnings per share, excluding (i) the effect of adopting SFAS No. 123R in the calculation of adjusted earnings per share and the foregoing expense amounts for these periods for the reasons discussed above, (ii) the non-cash expense associated with writing off the acquired in-process research and development related to the Abgenix Acquisition (the “Abgenix IPR&D Write-off”) and (iii) the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Immunex Intangible Assets’ Amortization”). The Company believes that excluding the Abgenix IPR&D Write-off provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur and that excluding the Immunex Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the

Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Three and six months ended June 30, 2005

For the three and six months ended June 30, 2005, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Tularik Acquisition and the Immunex Acquisition, the amounts associated with legal settlements incurred, net of amounts previously accrued, primarily related to settling a patent legal proceeding (the “Settlement Amounts”) and the net gain realized upon the Company’s termination of a manufacturing agreement with Genentech, Inc. (“Genentech”) for the production of Enbrel® at Genentech’s manufacturing facility in South San Francisco (the “Genentech Termination”).

For the six months ended June 30, 2005, the Company’s adjustments to GAAP financial measures also relate to amounts associated with the pro rata portion of the debt issuance costs (the “Convertible Notes Expense”) that were immediately charged to interest expense as a result of certain holders of the Company’s 30-year zero coupon senior convertible notes due in 2032 (the “Convertible Notes”) exercising their March 1, 2005 put option and the related Convertible Notes being repaid in cash.

For the three months ended June 30, 2005, the Company reported non-GAAP financial results for R&D expense and interest and other income/(expense), net. R&D expense was adjusted to exclude incremental compensation provided to certain Tularik employees associated with their retention for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred. Interest and other income/(expense), net was adjusted to exclude the net gain realized upon the Genentech Termination. The Company believes that excluding the amounts related to the Genentech Termination provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the six months ended June 30, 2005, interest and other income/(expense), net was also adjusted to exclude the Convertible Notes Expense. The Company believes that excluding the Convertible Notes Expense provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the three months ended June 30, 2005, the Company reported non-GAAP adjusted provision for taxes, adjusted net income and adjusted earnings per share, excluding (i) the foregoing income and expense amounts for this period for the reasons discussed above, (ii) the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Intangible Assets’ Amortization and (iii) the Settlement Amounts. The Company believes that excluding the Immunex Intangible Assets’ Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that excluding the Settlement Amounts provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the six months ended June 30, 2005 the Company also reported non-GAAP adjusted provision for taxes, adjusted net income and adjusted earnings per share that exclude all of the items identified above as being excluded in the three months ended June 30, 2005 for the reasons discussed above. For the six months ended June 30, 2005, the non-GAAP financial results the Company reported for adjusted provision for taxes, adjusted net income and adjusted earnings per share also excluded the Convertible Notes Expense for the reasons discussed above.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Due to the differing treatments of expensing stock options for the purpose of presenting adjusted earnings per share within and across industries, the Company also reported non-GAAP adjusted earnings per share including the impact of expensing stock options in accordance with SFAS No. 123R for the three and six months ended June 30, 2006 and June 30, 2005, as a convenience to investors.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 24, 2006	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated July 20, 2006

6